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                                     BY-LAWS

                                       OF

                               JOHN HANCOCK TRUST

                                  JUNE 30, 2006

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                                Table of Contents

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ARTICLE I --  Definitions................................................    1

ARTICLE II -- Offices....................................................    1

   Section 2.1    Principal Office.......................................    1
   Section 2.2    Other Offices..........................................    1

ARTICLE III -- Shareholders .............................................    1

   Section 3.1    Meetings...............................................    1
   Section 3.2    Notice of Meetings.....................................    1
   Section 3.3    Proxies................................................    2
   Section 3.4    Abstentions and Broker Non-Votes.......................    2
   Section 3.5    Quorum.................................................    2
   Section 3.6.   Action without Meeting.................................    3
   Section 3.7    Action at Meeting......................................    3
   Section 3.8    Inspection of Records..................................    3

ARTICLE IV -- Trustees...................................................    3

   Section 4.1    Meetings of the Trustees...............................    3
   Section 4.2    Quorum and Manner of Acting............................    4

ARTICLE V -- Executive and Other Committees..............................    4

   Section 5.1    How Constituted........................................    4
   Section 5.2    Meetings, Quorum and Manner of Acting..................    4

ARTICLE VI -- Officers...................................................    5

   Section 6.1    General Provisions.....................................    5
   Section 6.2    Election, Term of Office and Qualifications............    5
   Section 6.3    Removal................................................    5
   Section 6.4    Powers and Duties of the Chairman......................    5
   Section 6.5    Powers and Duties of the Vice Chairman.................    5
   Section 6.6    Powers and Duties of the President.....................    5
   Section 6.7    Powers and Duties of Vice Presidents...................    6
   Section 6.8    Powers and Duties of the Treasurer.....................    6
   Section 6.9    Powers and Duties of the Secretary.....................    6
   Section 6.10   Powers and Duties of Assistant Treasurers..............    6
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   Section 6.11   Powers and Duties of Assistant Secretaries.............    6
   Section 6.12   Compensation of Officers and Trustees and Members of
                     the Advisory Board..................................    6
   Section 6.13    Resignation...........................................    6

ARTICLE VII -- Fiscal Year ..............................................    7

ARTICLE VIII -- Seal.....................................................    7

ARTICLE IX -- Sufficiency and Waivers of Notice..........................    7

ARTICLE X -- Amendments .................................................    7

ARTICLE XI - Miscellaneous...............................................    7

   Section 11.1   Agreement and Declaration of Trust.....................    8
   Section 11.2   Share Certificates.....................................    8
   Section 6.9    Custodian..............................................    8
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                                    ARTICLE I

                                   DEFINITIONS

All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of John Hancock Trust (the "Trust") dated September 29, 1988, as amended or restated from time to time.

                                   ARTICLE II

                                     OFFICES

Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

Section 3.1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Agreement and Declaration of Trust. Meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof, may be called at any time by the Chairman of the Board, President, or any Vice-President of the Trust, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares of the Trust entitled to vote at such meeting. Meetings of the Shareholders of any Series shall be called by the President or the Secretary at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares of such Series of the Trust entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting.

Section 3.2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by delivering (by electronic, telephonic, facsimile or computerized means or other alternative means as may be approved by resolutions adopted by the Trustees) or mailing to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of


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his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.3. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that either: (i) an instrument authorizing such proxy to act is executed in writing by the Shareholder or by his duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) and dated not more than eleven (11) months before the meeting unless the instrument specifically provides for a longer period, or
(ii) such proxy to act is authorized by such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than eleven
(11) months before the meeting. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote pursuant to the Trust's Agreement and Declaration of Trust and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.4. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Broker Non-Votes and Shares which abstain with respect to one or more proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Except as otherwise provided by law, abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote cast on such proposal. A "Broker Non-Vote" occurs if a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

Section 3.5. Quorum. Except as otherwise provided by law, the Trust's Agreement and Declaration of Trust or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote


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communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 3.6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Agreement and Declaration of Trust, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 3.7. Action at Meeting. When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of all of the Shares present or represented and voting on such matter (or if there are two or more classes of shares entitled to vote as a separate classes, then in the case of each such class, the holders of a majority of the shares of that class present or represented and voting on such matter), except when a different vote is required by law, the Trust's Agreement and Declaration of Trust or these By-laws. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

Section 3.8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

                                   ARTICLE IV

                                    TRUSTEES

Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman, the Secretary or by any twoo of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting


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can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

Section 4.2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Agreement and Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

Section 5.1. How Constituted. The Trustees may, by resolution, designate one or more committees, including an Executive Committee, an Audit Committee, Administrative Committee, Compliance Committee and one or more Investment Committees, each consisting of at least two Trustees. The Executive Committee shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Agreement and Declaration of Trust or these By-laws they are prohibited from delegating. The powers conferred upon other Trustee committee members would be subject to the same limitations as with respect to the Executive Committee. The Trustees may, by resolution, designate one or more alternate members of any committee to serve in the absence of any member or other alternate member of such committee. Each member and alternate member of a committee shall be a Trustee and shall hold office at the pleasure of the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The Chairman of the Board shall be a member of the Executive Committee.

Section 5.2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.


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     Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

Section 6.1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2. Election, Term of Office and Qualifications. The officers of the Trust and any Series thereof shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 6.4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary.

Section 6.5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 6.6. Powers and Duties of the President. The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.


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The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 6.8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 6.10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 6.12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Agreement and Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom


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such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

Section 6.13 Resignation. Any officer may resign at any time by written instrument signed by such officer and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Trust and any Series thereof shall be established by resolution of the Trustees.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

                                   ARTICLE IX

                        SUFFICIENCY AND WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Agreement and Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

                                    ARTICLE X

                                   AMENDMENTS

     These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires,


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pursuant to federal or state law, the Agreement and Declaration of Trust or these By-laws, a vote of the Shareholders.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1 Agreement and Declaration of Trust. These By-laws shall be subject to the Agreement and Declaration of Trust as amended from time to time.

Section 11.2 Share Certificates. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

Section 11.3 Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-laws from time to time. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

                                 END OF BY-LAWS


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